Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Summary Historical Consolidated and Unaudited Pro Forma Condensed Consolidated Financial and Other Data”, “Experts” and “Selected Historical Consolidated Financial and Other Data” and to the use of our reports dated July 25, 2007 (except Notes 5 and 12, as to which the date is April 29, 2008) in Post-Effective Amendment No. 2 to the Registration Statement (Form S-1 No. 333-150655) and the related Prospectus of Biomet Inc.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
February 19, 2009